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                              EMPLOYMENT AGREEMENT

     This Agreement (the "Agreement") effective as of March 1,1999 is made by and among Aris Industries, Inc., a New York corporation (the "Company"), Europe Craft Imports, Inc. and ECI Sportswear, Inc. (the "Subsidiaries"), and David Fidlon (the "Executive"). The Company and the Subsidiaries are collectively referred to in this Agreement as the "Company" unless otherwise required by the specific context of a particular provision hereof.

                                R E C I T A L S:

     A. The Executive is currently employed as the Chief Operating Officer of the Company and the Subsidiaries.

     B. The Board of Directors of the Company desires to continue the services of the Executive as President and Chief Operating Officer of the Company and Executive Vice President and Chief Operating Officer of the Subsidiaries, which are wholly owned by the Company, and to enter into an agreement embodying the terms of those relationships.

     C. The Executive is willing to serve as President and Chief Operating Officer of the Company and Executive Vice President and Chief Operating Officer of the Subsidiaries (so long as they are subsidiaries of the Company) and is willing to accept continued employment by the Company on the terms set forth herein.


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     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the Company, the Subsidiaries and the Executive hereby agree as follows:

     1. DEFINITIONS.

     1.1 "Affiliate" means any Person controlling, controlled by or under common control with the Company.

     1.2 "Board" means the Board of Directors of the Company and/or the Subsidiaries.

     1.3 "Cause" means (a) the Executive is convicted of or pleads guilty to a felony involving dishonesty as against the Company or the Subsidiaries, (b) the Executive is convicted of a felony not involving the Company, and after exhausting all rights of appeal, is obligated to serve ten (10) or more days in prison or pay a fine of more than Five Hundred Thousand ($500,000) Dollars, or
(c) the Executive, in carrying out the Executive's duties and responsibilities under this Agreement, is guilty of gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company and/or the Subsidiaries, unless such act, or failure to act, was reasonably believed by the Executive in good faith, using reasonable judgment under the circumstances, to be in the best interests of the Company and/or the Subsidiaries.

     1.4 "Date of Termination" means (a) in the case of a termination for which a Notice of Termination (as hereinafter defined in Section 6.6) is required, the date of actual receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and (b) in all other cases, the actual date on which the Executive's employment terminates during


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the Term of Employment (as hereinafter defined in Section 3) (it being understood that nothing contained in this definition of "Date of Termination" shall affect any of the cure rights provided to the Executive or the Company in this Agreement).

     1.5 "Disability" means the Executive's inability to render, for a period of nine consecutive months, services hereunder.

     1.6 "Adjusted EBITDA" means for any fiscal year the sum of (a) the net income of the Company and its subsidiaries on a consolidated basis for such fiscal year as determined in accordance with GAAP except as specifically noted below in this definition, (b) taxes in respect of income, (c) interest for money borrowed, (d) depreciation, (e) amortization and (f) factoring fees, charges and expenses, provided that the following shall be excluded from Adjusted EBITDA:
(A) extraordinary, unusual or non-recurring expenses including, without limitation, restructuring charges, severance payments, duplicative lease payments and write-downs of any assets on the Company's books as of December 31, 1998, (B) gains and losses from financing transactions and (C) losses from the sale or other disposition of material assets (other than inventory) outside of the ordinary course of business; and (D) to the extent that, in connection with or otherwise related to the performance of a material arrangement with a licensor in the year such license arrangement is entered into the revenues, if any, associated with such license are exceeded by the costs and expenses (including general and administrative expenses related thereto) associated with such license (thereby resulting in a net reduction in Adjusted EBITDA). It is understood and agreed that there shall be an appropriate calculation so that the amount of any bonus payable in respect of any fiscal year pursuant to Section
5.2 shall not reduce the Adjusted EBITDA for the purpose of calculating the bonus under Section 5.2.


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     1.7 "Good Reason" means and shall be deemed to exist if (a) without the
Executive's express prior written consent, the Executive is assigned any duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with the Executive's title or positions, as set forth and described in Article 4 of this Agreement; (b) without the Executive's express prior written consent, the Executive suffers, in any material respect, a reduction in the duties, responsibilities or effective authority associated with Executive's titles and positions as set forth and described in Article 4 of this Agreement; (c) without the Executive's express prior written consent, the Executive is not appointed to and/or elected to, or is removed from, the offices or positions provided for in Section 4.1 of this Agreement (whether or not the Company uses its best efforts to cause the Executive to be elected as a director of the Company); (d) the Company fails to substantially perform or otherwise substantially breaches any material term or provision of this Agreement; (e) without the Executive's express prior written consent, and except as provided in Section 5.2 hereof, the Executive's compensation under this Agreement is decreased, or the Executive's benefits under employee benefit or health or welfare plans or programs of the Company are in the aggregate materially decreased; (f) the Company's principal office or the Executive's own office location is relocated to a location not within the borough of Manhattan; (g) the Company fails to obtain the full assumption of this Agreement by a successor entity in accordance with Section 12.2 of this Agreement; (h) the Company fails to use reasonable efforts to maintain, or cause to be maintained, directors and officers liability insurance coverage for the Executive as provided in Section 13.10 of this Agreement; (i) the Company purports to terminate the Executive's employment for Cause and the Company is not entitled to terminate this Agreement for Cause;


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(j) there shall occur (i) any liquidation of the Company or the sale of substantially all of the assets of the Company, or (ii) any merger, consolidation or other business combination of the Company (a "Transaction") or any combination of any such Transactions, other than a Transaction immediately after which the stockholders of the Company who were stockholders immediately prior to the Transaction continue to own beneficially, directly or indirectly, more than fifty percent (50%) of the then outstanding voting securities of the Company and the Subsidiaries in which the Company's common stockholders receive consideration of at least $2 per share; (l) any Person or group (as such term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of related Persons, which is not an Affiliate of the Company as of the Commencement Date shall beneficially own, directly or indirectly, more than 50% of the then outstanding voting stock of the Company or the Subsidiaries; or (m) Arnold Simon ceases to be Chief Executive Officer of the Company.

     1.8 "Person(s)" means any individual or entity of any kind or nature, including any other person as defined in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof.

     2. EMPLOYMENT. Subject to the terms and provisions set forth in this Agreement, the Company and each Subsidiary hereby employs the Executive during the Term of Employment as the President and Chief Operating Officer of the Company and the Executive Vice President and Chief Operating Officer of the Subsidiaries, and the Executive hereby accepts such employment.

     3. TERM OF EMPLOYMENT. The term of employment (the "Term) under this Agreement shall be deemed to commence as of March 1, 1999 (the "Commencement Date") and, unless terminated earlier pursuant to the terms hereof, shall terminate on February 28, 2002 (the


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"Initial Term of Employment"). The Term shall automatically renew for successive one-year periods after the Initial Term unless either party gives notice to the other at least six months, but no longer than nine months, before the end of the then-applicable Term. Notwithstanding the foregoing, at any time commencing on or after three months before the end of the Initial Term and continuing thereafter, Executive, upon 90 days prior written notice (the "Consulting Notice") may elect to convert his status from employee to consultant for a period of three years following the effective date of such Notice, in which case, (x) Executive shall make himself available not more than 20 hours per week to consult with the Company's Chief Executive Officer, and (y) his Base Salary then in effect shall be reduced by 50% and he shall not be entitled to a bonus for any year after the year in which the Consulting Notice becomes effective. In the event the Company elects not to renew the Term, it shall pay to Executive during the three years following the end of the Term, at regular payroll intervals, 50% of his then applicable base salary.

     4. POSITIONS, RESPONSIBILITIES AND DUTIES.

     4.1 POSITIONS. During the Term of Employment, the Executive shall be employed as Chief Operating Officer of the Company and the Subsidiaries (for such period as they continue to be subsidiaries). In such position, the Executive shall have the duties, responsibilities and authority normally associated with the office and position of Chief Operating Officer of a company. The Executive shall report to the Chief Executive Officer and Board of Directors of the Company.

     4.2 DUTIES. During the Term of Employment, the Executive shall devote


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substantially all of Executive's business time and attention to the business of the Company and shall perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement.

     5. Compensation and Other Benefits.

     5.1 Base Salary. During the Term of Employment, the Executive shall receive a base salary of no less than $375,000 per annum ("Base Salary") payable in equal monthly installments. Such Base Salary shall be reviewed annually for increase (but not decrease) in the sole discretion of the Board. In conducting any such annual review, the Board shall take into account any change in the Executive's responsibilities, increases in the compensation of other executives of the Company or the Subsidiaries or of competitors of either, the performance of the Executive and other pertinent factors. The increased Base Salary shall then constitute the "Base Salary" for purposes of this Agreement.

     5.2 Annual Bonus. For each Calendar Year during the Term (and in addition to the Base Salary), the Executive shall be entitled to receive an annual cash bonus payment (the "Bonus") determined as follows:

       If Adjusted EBITDA is:                    Amount of Bonus
       ----------------------                    ---------------
        Less than $5 million                          -0-

        Between $5 million --                1% of Adjusted EBITDA
            $10 million

          Over $10 million                  1.5% of Adjusted EBITDA

     The Annual Bonus shall be paid to the Executive in cash as soon as practicable after the end of the fiscal year to which it relates, but in any event no later than one hundred five


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(105) calendar days after the end of such fiscal year (and, to the extent there is any disagreement as to the amount thereof any amount acknowledged as payable by the Company shall be paid by such date).

     5.3 INTENTIONALLY OMITTED.

     5.4 Incentive, Retirement, and Savings Plans. During the Term of Employment, the Executive shall be entitled to participate in all incentive, pension, retirement, savings and other employee benefit plans and programs maintained by the Company and/or the Subsidiaries for the benefit of senior executives.

     5.5 WELFARE BENEFIT PLANS. During the Term of Employment, the Executive, the Executive's spouse and their eligible dependents, if any, shall be entitled to participate in and be covered under all the welfare benefit plans or programs maintained by the Company and/or the Subsidiaries, including, without limitation, all term life insurance, long term disability insurance, medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs.

     5.6 INTENTIONALLY OMITTED.

     5.7 EXPENSE REIMBURSEMENT. In addition to the expense reimbursement set forth on Schedule 5.8, during the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing the Executive's duties and responsibilities hereunder in accordance with the policies and procedures of the Company. At the end of each fiscal year, the Executive and the Company shall in good faith reconcile any differences and disputes with respect to timing, right to reimbursement, reasonableness or documentation of any items of expense reimbursement, it being agreed that no


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dispute respecting any of the foregoing shall constitute a basis for the
Executive or the Company (including the Subsidiaries) terminating or attempting to terminate this Agreement.

     5.8 VACATION AND FRINGE BENEFITS. During the Term of Employment, the Executive shall be entitled to such paid vacation, fringe benefits and perquisites as set forth in

     Schedule 5.8.

     6. TERMINATION.

     6.1 TERMINATION DUE TO DEATH OR DISABILITY. The Company or the Executive may terminate the Executive's employment hereunder due to his death or Disability. In the event the Executive's employment is terminated due to death Disability, the Executive's estate or Executive's legal representative, as the case may be, shall be entitled to:

          (a) (i) in the case of death or disability, Base Salary continuation at the rate in effect (as provided for by Section 5.1 of this Agreement) on the Date of Termination for a period of six (6) months after the Date of Termination.

          (b) any Base Salary accrued or any Annual Bonus earned but not yet paid;

          (c) a pro rata Annual Bonus for the calendar year in which death or Disability occurs (determined and payable in accordance with Section 5.2 of this Agreement);

          (d) any deferred compensation not yet paid to the Executive (including, without limitation, interest or other credits on such deferred amounts) and any accrued vacation pay;

          (e) reimbursement pursuant to Section 5.7 hereof or any other provision of this Agreement for expenses incurred but not yet paid prior to such death or Disability;


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          (f) in the case of death, any other compensation and benefits as may be provided in accordance with the terms and provision of any applicable plans and programs of the Company and/or the Subsidiaries; and

          (g) in the case of Disability, (i) continuation of the Executive's health and welfare benefits (as described in section 5.5 of this Agreement) at the level in effect (as provided for by Section 5.5) on the Date of Termination through the end of the three-year period following the termination of the Executive's employment due to Disability (or the Company shall provide the economic equivalent thereof), and (ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company.

     With respect to the deferred compensation arrangements referred to in Sections 6.1(d), 6.2(c) and 6.3(d), to the extent that such deferred compensation arrangements provide by their terms for any deferral of payments in the event of death or Disability; termination with Cause or termination without Cause or for Good Reason, such payments shall be deferred in accordance with such arrangements to the extent required by the type of termination of this Agreement. With respect to the other benefits referred to in Sections 6.1(g), 6.2(e) and 6.3(g), to the extent that such other benefit arrangements provide by their terms for any deferral of payments in the event of death or Disability, termination with Cause or termination without Cause or for Good Reason, such payments shall be deferred in accordance with such arrangements to the extent required by the type of termination of this Agreement.

     6.2 Termination in the Company for Cause. The Company may terminate the


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Executive's employment hereunder for Cause as provided in this Section 6.2;
provided that no act or omission referred to in Section 1.3(b) hereof occurring prior to the Commencement Date shall constitute Cause. If the Company terminates the Executive's employment hereunder for Cause, the Executive shall be entitled to:

          (a) the Executive's Base Salary at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) any Annual Bonus for the prior fiscal year not yet paid together with a pro-rata portion of the Annual Bonus for the calendar year in which termination occurs through the Date of Termination;

          (c) any deferred compensation (including, without limitation, interest or other credit on such deferred amounts) and any accrued vacation pay;

          (d) reimbursement pursuant to Section 5.7 hereof or any other provision of this Agreement for expenses incurred, but not yet paid prior to such termination of employment; and

          (e) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company and/or the Subsidiaries.

          In any case described in this Section 6.2, the Executive shall be given written notice, authorized (with Executive abstaining) by a vote of at least two thirds (2/3) of the members of the entire Board (excluding Executive), that the Company intends to terminate the Executive's employment for Cause. Such written notice, given in accordance with Section
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this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Cause. The Executive shall be given the opportunity within ten
(10) calendar days of the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Executive shall be given twenty (20) business days after such meeting to correct such act, acts or failure(s) to act, provided that the Executive shall not have the right to cure the acts described in Section 1.3(a) hereof. Upon failure of the Executive, within such latter twenty (20) business day period, to correct such act, acts or failure(s) to act, the Executive's employment by the Company shall automatically be terminated under this Section 6.2 for Cause as of the date determined in
Section 1.4 of this Agreement.

     6.3 TERMINATION WITHOUT CAUSE OR TERMINATION WITH GOOD REASON. The Company may terminate the Executive's employment hereunder without Cause and the Executive may terminate the Executive's employment hereunder for Good Reason. If the Company terminates the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates Executive's employment for Good Reason, the Executive shall be entitled to the following:

          (a) A lump sum payment in an amount equal to Executive's highest annual Base Salary during the Term of Employment multiplied by 2.99 (two hundred and ninety nine percent).

          (b) Subject to the provisions of Section 6.3(a), a lump sum payment in an amount equal to Executive's average annual bonus paid or payable to the Executive with respect to the then immediately preceding three (3) fiscal years (determined in accordance with


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     Section 6.9 hereof) multiplied by 2.99 (299%). Notwithstanding the previous sentence, if the payments pursuant to Sections 6.3(a), 6.3(b) and 6.3(c) together with any other payments considered to be parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Internal Revenue Code") or any successor provision shall cause the Executive to incur an excise tax pursuant to
     Section 4999 of the Internal Revenue Code (or any successor provision) or any similar tax, the payments payable pursuant to Section 6.3(a), this
     Section 6.3(b) and Section 6.3(c) shall be reduced to an amount which would not cause such excise or similar tax to be incurred.

          (c) any Base Salary accrued or Annual Bonus earned but not yet paid as of the actual termination of this Agreement, and a pro rata Annual Bonus for the calendar year in which such termination occurs.

          (d) any deferred compensation (including, without limitation, interest or other credits on the deferred amounts) and any accrued vacation pay;

          (e) reimbursement pursuant to Section 5.7 hereof or any other provision of this Agreement for expenses incurred, but not paid prior to such termination of employment;

          (f) continuation of the pre-existing benefits of the Executive, including, without limitation, health, welfare, life and any long-term disability insurance heretofore provided or otherwise generally provided to senior executives of the Company (including the Subsidiaries), all at the level in effect (as provided for by Section 5.5 of this Agreement) on the Date of Termination through the end of the three (3) year period


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     following such termination of employment (or the Company shall provide the economic equivalent thereof); and

          (g) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company and/or the Subsidiaries.

     If the Executive seeks to terminate the Executive's employment hereunder for Good Reason, the Company shall be given written notice that the Executive intends to terminate the Executive's employment for Good Reason. Such written notice, given in accordance with Section 6.6 of this Agreement, shall specify the particular act or acts, or failure(s) to act, which is or are the basis for the Executive's decision to so terminate the Executive's employment for Good Reason. The Company shall be given the opportunity within ten (10) calendar days of the receipt of such notice to meet with the Executive to defend such act or acts, or failure(s) to act, and the Company shall be given twenty (20) business days after such meeting to correct such act, acts or failure(s) to act provided that the Company shall not have the right to correct the acts or failure(s) to act specified in clauses (c) and (i) of the definition of Good Reason. Upon failure of the Company, within such latter twenty (20) business day period, to correct such act, acts or failure(s) to act, the Executive's employment by the Company shall automatically be terminated under this Section 6.3 for Good Reason as of the date of actual termination provided that the date of actual termination shall be ten (10) calendar days after receipt of the Executive's notice if the Company does not have the right to correct such act(s) or failure(s) to act.

     6.4 INTENTIONALLY OMITTED.


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     6.5 NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts paid or payable the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

     6.6 NOTICE OF TERMINATION. Any termination of the Executive by the Company or by the Executive for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with Section 15.3 of this Agreement (the "Notice of Termination"). Such notice shall (a) indicate the specific termination provision in this Agreement relied upon, (b) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(c) if the termination date is other than the date of receipt of such notice, specify the date on which the Executive's employment is to be terminated (which date shall not be earlier than the date on which such notice is given).

     6.7 PAYMENT. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled under this Section 6, including, without limitation, any economic equivalent of any benefit, shall be made as promptly as possible following the Date of Termination. If the amount of any payment due to the Executive cannot be finally determined within thirty (30) days after the Date of Termination (by way of example only, pro rata bonuses determined pursuant to Section 6.10 hereof), such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid no later than thirty (30) days after


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such Date of Termination. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Executive shall be made as promptly as practicable.

     6.8 DISCLOSURE OF TERMINATION. Subject to the requirements of any Exchange on which securities of the Company may be listed or the securities laws, and except for terminations for Cause or the death or Disability of the Executive, any public disclosure of the termination of this Agreement by the Company shall be subject to prior review and approval by the Executive, which review and approval shall not be unreasonably withheld or delayed.

     6.9 PRO RATA CALCULATIONS. For the purposes of this Article 6 (except
Section 6.2(b)), all calculations of the Annual Bonus on a pro rata basis shall mean that the Annual Bonus shall be based on the bonus that would have been payable for the entire calendar year multiplied by a fraction, the numerator of which is the number of days from January 1 in such year through the date of the termination of this Agreement and the denominator of which is 365.

     7. INTENTIONALLY OMITTED.

     8. NON-EXCLUSIVITY OF RIGHTS. Except as provided in Section 5.4 hereof, nothing in this Agreement or any other provision of this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Company, the Subsidiaries or any other Affiliate and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Company, the Subsidiaries or any Affiliate, including, without limitation, any change of control agreements


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or any stock option or restricted stock agreements. Except as otherwise expressly provided for in this Agreement, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Company, the Subsidiaries or any other Affiliate at or subsequent to the Date of Termination shall be payable in accordance with such plans or programs.

     9. FULL PERFORMANCE. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

     10. FEES AND EXPENSES. In the event that a claim for payment or benefits under this Agreement is disputed, the Company shall advance and pay all reasonable accounting and legal fees and expenses of the Executive, at the regular hourly rate charged by the accountants and attorneys of the Executive in connection with any such dispute (whether such dispute is litigated or arbitrated including, without limitation, in connection with claims that are settled) incurred by the Executive in pursuing or defending such claim. The Executive shall not have an obligation to repay any such advances to the Company except to the extent that a court of competent jurisdiction issues a final, nonappealable judgment ordering the Executive to reimburse the Company for a portion (or, if so ordered, all) of legal fees and expenses previously advanced by the Company, based upon such court's determination of what is reasonable under all applicable facts and circumstances including which party prevailed on each of the issues disputed. The Company shall in addition pay or reimburse the Executive for all reasonable legal fees and


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expenses incurred by the Executive in connection with the preparation and negotiation of this Agreement and the matters related thereto.

     11. CONFIDENTIAL INFORMATION. The Executive shall not, during the Term of Employment and thereafter, without the prior express written consent of the Company, disclose any confidential information, knowledge or data relating to the Company, which (a) was obtained by the Executive in the course of the Executive's employment with the Company, and (b) which is not information, knowledge or data otherwise in the public domain (other than by reason of a breach of this provision by the Executive), unless required to do so by a court of law or equity or by a governmental agency or other authority.

     12. SUCCESSORS.

     12.1 THE EXECUTIVE. This Agreement is personal to the Executive and, without the prior express written consent of the Company, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or a qualified domestic relations order or in connection with a Disability. This Agreement shall inure to the benefit of and be enforceable by the Executive's estate, heirs, beneficiaries and/or legal representatives.

     12.2 THE COMPANY. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor to all or substantially all of the business and/or assets of the Company or the Subsidiaries, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to


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assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform had no such succession taken place.

     13. INDEMNIFICATION.

     13.1 GENERAL. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Executive is or was a director or officer of the Company, the Subsidiaries and/or any other Affiliate or is or was serving at the request of the Company, the Subsidiaries and/or any other Affiliate as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by New York law, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined in Section 13.2) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of Executive's heirs, executors and administrators.

     13.2 EXPENSES. As used in this Article, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, reasonable attorneys' fees, reasonable accountants' fees, and disbursements


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and costs of attachment or similar bonds, investigations, and any reasonable expenses of establishing a right to indemnification under this Agreement.

     13.3 ENFORCEMENT. If a claim or request under this Article is not paid by the Company fifteen (15) days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall be entitled to be paid also the expenses of prosecuting such suit. The burden of proving that the Executive is not entitled to indemnification for any reason shall be upon the Company.

     13.4 SUBROGATION. In the event of payment under this Article, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Executive.

     13.5 PARTIAL INDEMNIFICATION. If the Executive is entitled under any provision of this Article to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which the Executive is entitled.

     13.6 ADVANCES OF EXPENSES. Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses, provided that prior to such advance the Executive shall provide the Company with a written undertaking to repay such advances to the Company if it shall ultimately be determined that he is not entitled to be indemnified as authorized under the New York Business General Corporation Law.

     13.7 NOTICE OF CLAIM. The Executive shall give to the Company notice of any claim made against the Executive for which indemnity will or could be sought under this Article.


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In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power and at such times and places as are convenient for the Executive.

     13.8 DEFENSE OF CLAIM. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof:

     13.8.1 The Company will be entitled to participate therein at its own expense; and

     13.8.2 Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense of the Executive, with counsel satisfactory to the Executive. The Executive also shall have the right to employ the Executive's own counsel in such action, suit or Proceeding and the reasonable fees and expenses of such counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or Proceeding brought by or on behalf of the Company or the Subsidiaries or as to which the Executive shall have concluded that there may be a conflict of interest between the Company or the Subsidiaries and the Executive in the conduct of the defense of such action.

     13.8.3 The Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without Executive's written consent. Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.


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     13.9 Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 13 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company or the Subsidiaries, agreement, vote of stockholders or disinterested directors or otherwise.


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     14. MISCELLANEOUS.

     14.1 APPLICABLE LAW. Except as may be otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, applied without reference to principles of conflict of laws.

     14.2 AMENDMENTS. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     14.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:          David Fidlon
                                          1411 Broadway
                                          New York, New York 10018

            and to:                       David Fidlon
                                          1530 Palisade Avenue
                                          Apt. 21-S
                                          Fort Lee, New Jersey 07024

            If to the Company:            Aris Industries, Inc.
                                          1411 Broadway
                                          New York, New York 10018
                                          Attention: Chairman

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     15.4 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal, state and local income, unemployment, social security and


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similar employment related taxes and similar employment related withholdings as shall be required to be withheld pursuant to any applicable law or regulation.

     15.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and any such provision which is not valid or enforceable in whole shall be enforced to the maximum extent permitted by law.

     15.6 CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     15.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

     15.8 REPRESENTATION. Each party to this Agreement represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization or any applicable laws or regulations.

     15.9 SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive's employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

     15.10 JOINT AND SEVERAL OBLIGATIONS. Anything to the contrary notwithstanding in


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this Agreement, all of the monetary and non-monetary obligations of the Company in this Agreement shall be and are the joint and several obligations of the Company and the Subsidiaries.

     15.11 JOINT EFFORTS/COUNTERPARTS. Preparation of this Agreement shall be deemed to be joint effort of the parties hereto and shall not be construed more severely against any party. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Attest:                                   ARIS INDUSTRIES, INC.


                                          By:
---------------------------                   ----------------------------------
               , Secretary                    Name:______________________
                                              Title:_____________________



Attest:                                   ECI SPORTSWEAR, INC.


                                          By:
---------------------------                   ----------------------------------
               , Secretary                    Name:______________________
                                              Title:_____________________



                                          EUROPE CRAFT IMPORTS, INC.


                                          By:
                                              ----------------------------------
                                              Name:______________________
                                              Title:_____________________



                                              ----------------------------------
                                                       David Fidlon


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                                  SCHEDULE 5.8

                         PERQUISITES AND FRINGE BENEFITS


o    Reimbursement of $25,000 of a non-accountable expense allowance

o Four (4) weeks of paid vacation for each calendar year, to be taken cumulatively


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